UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          October 10, 2018

     CERES TACTICAL SYSTEMATIC L.P.
 (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-50718 (Commission File Number)	13-4224248 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                 (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01          Entry into a Material Definitive Agreement
On October 10, 2018, Cambridge Strategy (Asset Management) Limited (“Cambridge”), Mesirow Financial International UK, Limited (“Mesirow”), Cambridge Master Fund L.P. (“Cambridge Master Fund”) and JPMorgan Chase Bank, N.A. (“JPMorgan”) entered into an Amendment & Assignment of Foreign Exchange and Bullion Authorization Agreement with effect from October 1, 2018 (the “Assignment”).  The Assignment was entered into in connection with the Novation Agreement effective October 1, 2018 between the Registrant, Ceres Managed Futures LLC, Cambridge and Mesirow.  Pursuant to the Assignment, Cambridge assigned to Mesirow all of its rights, duties and obligations under the Foreign Exchange and Bullion Authorization Agreement, dated as of July 12, 2017, between Cambridge, the Cambridge Master Fund and JPMorgan.
On October 10, 2018, the ISDA Master Agreement, dated as of July 12, 2017, between JPMorgan and Cambridge Master Fund was also amended, with effect from October 1, 2018, to reflect such assignment (the “Amendment”).
Copies of the Assignment and the Amendment are filed herewith as Exhibit 10.1 and 10.2, respectively.

Item 9.01          Financial Statements and Exhibits
(d)          Exhibits.
The following exhibits are filed herewith.
Exhibit No.	Description
10.1	Amendment & Assignment of Foreign Exchange and Bullion Authorization Agreement by and among Cambridge, Mesirow, Cambridge Master Fund and JPMorgan.
10.2	Amendment to the ISDA Master Agreement between JPMorgan and Cambridge Master Fund.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERES TACTICAL SYSTEMATIC L.P.

By: Ceres Managed Futures LLC, General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  October 16, 2018